Exhibit 4.13
ADDENDUM AGREEMENT
(the “Addendum Agreement”)
TO MANAGEMENT AGREEMENTS
BETWEEN CARDIFF MARINE INC.
OF MONROVIA, LIBERIA, LAWFULLY REPRESENTED (HEREINAFTER
“CARDIFF”)
AND
OCEANRESOURCES OWNERS LIMITED (M/V JUNEAU)
OCEANCLARITY OWNERS LIMITED (M/T PINK SANDS)
OCEANFIGHTER OWNERS INC. (M/T OLINDA)
HEREINAFTER COLLECTIVELY THE “OWNERS”
Whereas the Owners have been engaged through in the ownership and operation of cargo vessels trading worldwide.
Whereas Oceanresources Owners Limited as Owners and CARDIFF as Managers have entered into a management agreement dated 21st June, 2007 under which Cardiff provides technical and commercial management services associated with the vessel Juneau;
Whereas Oceanclarity Owners Limited as Owners and CARDIFF as Managers have entered into a management agreement dated 28th November, 2007 under which Cardiff provides technical and commercial management services associated with the vessel Pink Sands;
Whereas Oceanfighter Owners Limited as Owners and CARDIFF as Managers have entered into a management agreement dated 4th January, 2008 under which Cardiff provides technical and commercial management services associated with the vessel Olinda;
Whereas under an Addendum Agreement Dated 15th May, 2008, Oceanresources Owners Limited, Oceanclarity Owners Limited and Oceanfighter Owners Limited amended and renewed the management fees payable by Owners to CARDIFF to €550 per day per vessel effective 15th May, 2008 in connection with M/V Juneau, and €650 per day per vessel effective 15th May, 2008 in connection with MT Pink Sands and M/T Olinda;
WHEREAS, it is proposed that in order to align the fees currently payable to Cardiff for management services, that the management fees with respect to M/V Juneau, M/T Pink Sands and M/T Olinda be amended as follows effective October 1st, 2008: a) The daily management fee in connection with M/V Juneau be amended from €550 per day to €575 per day, b) The daily management fee in connection with M/T Pink Sands and M/T Olinda to be amended from €650 per day to €675 per day per vessel and c) the fees payable to Cardiff Marine Inc. in order to evaluate the physical condition, and/

or supervise shipboard activities, and/or attend to repairs and dry-dockings of M/V Juneau, M/T Pink Sands and M/T Olinda shall be €500 per day per vessel plus expenses for any day the superintendent is away from the office on such business;
Whereas it is in the best interests of the Owners and CARDIFF to amend the abovementioned management agreements
Whereas it is proposed that the management fees payable by Owners to CARDIFF be re-set as of 1st October, 2008 as hereinabove stated
IT IS HEREBY AGREED AS FOLLOWS:
The management fee payable by Oceanresources Owners Limited to CARDIFF with respects to M/V Juneau be amended from €550 per day to €575 per day effective October 1st, 2008
The management fee payable by Oceanclarity Owners Limited to CARDIFF with respects to M/T Pink Sands shall be amended from €650 per day to €675 per day effective October 1st, 2008
The management fee payable by Oceanfighter Owners Limited to CARDIFF with respects to M/T Olinda shall be amended from €650 per day to €675 per day effective October 1st, 2008
The fees payable to CARDIFF for services related to the evaluation of the physical condition, and/ or supervision of shipboard activities, and/or attendance to repairs and dry-dockings of M/V Juneau, M/T Pink Sands and M/T Olinda shall be €500 per day per vessel plus expenses for any day the superintendent is away from the office on such business effective October 1st, 2008
At the beginning of each calendar year the fees for the next 12 months will be adjusted upwards according to the mutually agreed Consumer Price Index.
All other terms and conditions of each respective Management Agreement and the Addendum Agreement dated 15th May, 2008 remain unaltered and in full force and effect, save as may have been amended by the parties, such as with regard to a the fees payable as above
[SIGNATURE PAGE FOLLOWS]

Signed this 21st day of October 2008

/s/ Michael Gregos
ON BEHALF OF OCEANRESOURCES OWNERS LIMITED
By: Michael Gregos
Title: Chief Operating Officer

/s/ Michael Gregos ON BEHALF OF OCEANCLARITY OWNERS LIMITED
By: Michael Gregos
Title: Chief Operating Officer

/s/ Michael Gregos ON BEHALF OF OCEANFIGHTER OWNERS LIMITED
By: Michael Gregos
Title: Chief Operating Officer

/s/ Charalampos Alivizatos
ON-BEHALF OF CARDIFF
By: Charalampos Alivizatos
Title: Legal Representative